UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 3, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 3, 2008, Unitil Corporation (“Unitil”) announced that its subsidiary, Northern Utilities, Inc. (“Northern”), issued and sold $30 million of its 6.95% Senior Notes, Series A, due December 3, 2018 (the “Series A Notes”) and $50 million of its 7.72% Senior Notes, Series B, due December 3, 2038 (the “Series B Notes”, and, together with the Series A Notes, the “Notes”). The material terms of the Notes are set forth in the Note Purchase Agreement dated as of December 3, 2008 among Northern and the several purchasers named therein and filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

The sale was exempt from the registration requirements under the U.S. Securities Act of 1933, as amended.

The net proceeds from the sale of the Notes will ultimately be used to repay a portion of the bridge financing for Unitil’s acquisition of Northern, which was completed on December 1, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Note Purchase Agreement dated as of December 3, 2008 by and among Northern Utilities, Inc. and the several Purchasers named therein, relating to the $30,000,000 6.95% Senior Notes, Series A, due December 3, 2018 and the $50,000,000 7.72% Senior Notes, Series B, due December 3, 2038.

99.1	Press Release dated December 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin Senior Vice President, Chief Financial Officer and Treasurer

Date: December 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Note Purchase Agreement dated as of December 3, 2008 by and among Northern Utilities, Inc. and the several Purchasers named therein, relating to the $30,000,000 6.95% Senior Notes, Series A, due December 3, 2018 and the $50,000,000 7.72% Senior Notes, Series B, due December 3, 2038.

99.1	Press Release dated December 3, 2008.